UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant’s telephone number, including area code)

_______________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in Know Labs, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Know Labs may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Know Labs disclaims any intent or obligation to update these forward-looking statements.

References to “Know Labs,” “we,” “us,” and “our” are references to Know Labs, Inc.

Item 1.01 - Entry Into a Material Definitive Agreement

On August 15, 2024, we entered into Subscription Agreements with certain investors (the “Subscription Agreements”) for a registered direct offering (the “Offering”) of 6,365,385 units (the “Units”) consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price equal to $0.26 per share of Common Stock (each a “Warrant” and collectively, the “Warrants”), at an offering price of $0.26 per Unit, for an aggregate purchase price of $1,655,000. Pursuant to our Underwriting Agreement, dated August 7, 2024, with Boustead Securities, LLC and The Benchmark Company, LLC (collectively the “Advisors”), we granted to each of the Advisors a right of first refusal to act as investment banker, book runner and/or placement agent, at their discretion, for each of our future public and private equity offerings. As compensation for the Advisors’ services in connection with this Offering, we have agreed to pay to the Advisors a cash fee of 5% of the aggregate gross proceeds of this Offering and to issue to the Advisors Warrants to purchase 636,538 shares of our common stock.

We currently intend to use the net proceeds from the offering primarily to continue product development of the KnowU glucose monitoring products, including sales and marketing efforts and clinical studies, intellectual property development, and for operating expenses and working capital purposes. Our management will have broad discretion in the way that we use the net proceeds of this offering and we may use the proceeds for purposes that are not contemplated at the time of the Offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this Offering in short‑term, interest‑bearing, investment‑grade securities.

The Subscription Agreements contain customary representations, warranties and agreements by us, customary conditions to closing, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Subscription Agreements, and may be subject to limitations agreed upon by the contracting parties.

The offer and sale of the Units was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276246) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2023 and declared effective by the SEC on January 11, 2024, as supplemented by a prospectus supplement dated August 15, 2024 and filed with the SEC pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell up to a maximum 6,365,385 Units. The sale of the Units closed on August 15, 2024.

The Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Equiniti Trust Company, LLC (“Equiniti”) as of August 15, 2024, pursuant to which Equiniti agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Subscription Agreement, the Warrant, and Warrant Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents attached hereto as Exhibits 10.1, 4.1, 4.2 respectively, each incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Item 7.01 Regulation FD Disclosure.

On August 16, 2024, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Form of Subscription Agreement
4.1	Form of Warrant
4.2	Warrant Agency Agreement, August 15, 2024, between the Company and Equinity Trust Company, LLC
5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
99.1	Press Release dated August 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2024	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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